THE LAW OFFICES OF
CRAIG J. SHABER                                       2043 North Marshall Avenue
ATTORNEY                                              El Cajon, California 92020
AND COUNSELOR AT LAW                                  Telephone:  (619) 258-8065
A PROFESSIONAL                                        Facsimile:  (619) 449-9277
CORPORATION                                           shabercj@aol.com



December 20, 2004

Mr. Brian McKay, President
Stonechurch, Inc.
203 Bannerman Street N.
Box 219
Porcupine, ONT, CANADA P0N 1C0

Re:       Legal Opinion Pursuant to SEC Form SB-2
          Securities & Exchange Commission File #333-121571
          Registration Statement filed December 23, 2004

Dear Mr. McKay:

           At your request, I am rendering this opinion in connection with a proposed sale by 27 individual shareholders (the "Selling Shareholders"), of Stonechurch, Inc. (the "Company") of up to 2,583,000 shares of common stock, $0.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2.

         I have examined instruments, documents and records, which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. I have done so in light of Nevada law, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination and the applicable laws of the State of Nevada, I am of the opinion that 2,583,000 shares of Common Stock to be sold by the Selling Shareholders are, as of the date hereof, duly authorized shares of Common Stock, which have been legally issued, fully paid and non-assessable.

           I hereby consent to the reference to my name in the Registration Statement and to the use of my legal opinion dated December 20, 2004 as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.



Very truly yours,

/s/ Craig J. Shaber

CRAIG J. SHABER, ESQ.